State of Wyoming

Office of the

Secretary of State

United States of America	}	ss.
State of Wyoming

                                       I, JOSEPH B. MEYER, Secretary of State of the State of Wyoming, do hereby certify

                                                    GLOBAL PRECISION MEDICAL INC.,

a corporation originally organized under the laws of the BRITISH COLUMBIA, did on
FEBRUARY 5, 2003, apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of Wyoming.

        I FURTHER CERTIFY that GLOBAL PRECISION MEDICAL INC. has renounced its original COUNTRY of incorporation and is now incorporated under the laws of the state of
Wyoming in accordance with W.S. 17-16-1710.

                                           IN TESTIMONY WHEREOF, I have hereunto set my hand and
                                           affixed the Great Seal of the State of Wyoming. Done at
[seal]                                  Cheyenne, the Capital, this 5th day of FEBRUARY A.D. 2003

/s/ Joseph B. Meyer
                    Secretary of State

By /s/ Tory Nusen